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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 6, 2003


                        ALLBRITTON COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)






       Delaware              Commission file number:         74-1803105
    (State or other                 333-02302               (I.R.S. employer
     jurisdiction of                                         identification no.)
     incorporation or
     organization)


                          808 Seventeenth Street, N.W.
                                    Suite 300
                           Washington, D.C. 20006-3910
                    (Address of principal executive offices)


Registrant's telephone number, including area code: 202-789-2130

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ITEM 5.  Other Events and Regulation FD Disclosure

         On February 6, 2003, Allbritton Communications Company completed its private placement of $180 million aggregate principal amount of 7 3/4% Senior Subordinated Notes due December 15, 2012 at a price of 98.305%. The net proceeds of the 7 3/4% Notes will be used to redeem the Company's outstanding $150 million principal amount of 8 7/8% Senior Subordinated Notes due 2008 and to repay borrowings outstanding under its senior credit facility. The 7 3/4% Notes issued on February 6, 2003, together with the $275 million aggregate principal amount of 7 3/4% Notes issued December 20, 2002, constitute a single class of securities. The 7 3/4% Notes have not been registered under the Securities Act of 1933, as amended, or any state securities or blue sky laws and may not be offered or sold in the United States or in any state thereof absent registration or an applicable exemption from the registration requirements of such laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the 7 3/4% Notes.

         In addition, on February 6, 2003, Allbritton notified the Trustee on its existing 8 7/8% Notes that on March 10, 2003 it will redeem, in full, all outstanding 8 7/8% Notes at a redemption price of 104.438%, which includes the associated call premium, plus accrued interest thereon.


ITEM 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  4.1 Supplemental Indenture, dated as of February 6, 2003, between Allbritton Communications Company and U.S. Bank National Association (Successor to State Street Bank and Trust Company), as trustee, to the Indenture, dated as of December 20, 2002, between Allbritton Communications Company and State Street Bank and Trust Company, as trustee, relating to the Company's 7 3/4% Senior Subordinated Notes due December 15, 2012.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               ALLBRITTON COMMUNICATIONS COMPANY

                                                           (Registrant)






    February 6, 2003                          /s/ Stephen P. Gibson
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          Date                              Name: Stephen P. Gibson
                                            Title: Senior Vice President
                                                   and Chief Financial Officer





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